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                                                                       EXHIBIT 5
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January 20, 1999

ALZA Corporation
950 Page Mill Road
P.O. Box 10950
Palo Alto, CA 94303-0802

Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

I am delivering this opinion in my capacity as Senior Vice President and General Counsel of ALZA Corporation, a Delaware corporation ("ALZA"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which ALZA proposes to file with the Securities and Exchange Commission on or about
January 20, 1999, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 950,000 shares of its Common Stock, par value $.01 (the "Shares"), issuable under the ALZA Corporation Amended and Restated Employee Stock Purchase Plan and the ALZA Corporation Supplemental Employee Stock Purchase Plan (collectively, the "Plans").

In connection with this opinion, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals, of all records, documents and instruments submitted to me as copies. I have based my opinion upon my review of such records, documents and instruments as I have deemed appropriate to render this opinion.

This opinion is limited to the General Corporation Law of the State of Delaware. I disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

Based upon the foregoing and my examination of such questions of law as I have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon the issuance of the Shares, (iii) the full consideration stated in the Plans is paid for each Share, and (iv) all applicable securities laws are complied with, it is my opinion that when that when issued by ALZA after payment therefor in the manner provided in the Plans, the Shares covered by the Registration Statement will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Peter D. Staple
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Peter D. Staple
Senior Vice President and General Counsel